QuickLinks -- Click here to rapidly navigate through this document

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2002

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Englewood, Colorado 80112
(Address of principal executive offices)

Registrant's telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

        Effective immediately, Edward H. Sproat has resigned as a director of Evolving Systems, Inc. (the "Company"). Mr. Sproat also served on the Company's Audit Committee.

        Michael R. Perusse, an independent member of the Company's Board of Directors, will replace Mr. Sproat as a member of the Audit Committee.

        The vacant Board seat will be filled at a later date.

Evolving Systems, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.
Dated: July 15, 2002	By:	/s/ GEORGE A. HALLENBECK George A. Hallenbeck Chief Executive Officer

QuickLinks

  Item 5. Other Events.
SIGNATURES